Exhibit 24.1
POWER OF ATTORNEY
(Form S-8 for the 2011 Equity Incentive Plan of Manpower Inc.)

The undersigned director of Manpower Inc. (the “Company”) designates each of Jeffrey A. Joerres, Michael J. Van Handel and Kenneth C. Hunt, with the power of substitution, as the undersigned’s true and lawful attorney-in-fact for the purpose of:  (i) executing in the undersigned’s name and on the undersigned’s behalf the Company’s Registration Statement on Form S-8 relating to the 2011 Equity Incentive Plan of Manpower Inc. and any related amendments (including post-effective amendments) and/or supplements to said Form S-8; (ii) generally doing all things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as a director to enable the Company to comply with the provisions of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission; and (iii) ratifying and confirming the undersigned’s signature as it may be signed by the attorney-in-fact to the Form S-8 and any related amendments (including post-effective amendments) and/or supplements thereto.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney for Registration Statement on Form S-8, as of the 4th day of May, 2011.

_/s/ Marc J. Bolland____________________
Marc J. Bolland

_/s/ Gina R. Boswell__________________
Gina R. Boswell

/s/ Cari M. Dominguez_________________
Cari M. Dominguez

_/s/ William Downe___________________
William Downe

_/s/ Jack M. Greenberg_________________
Jack M. Greenberg

/s/ Patricia A. Hemingway Hall__________
Patricia A. Hemingway Hall

_/s/ Terry A. Hueneke__________________
Terry A. Hueneke

_/s/ Roberto Mendoza__________________
Roberto Mendoza

/s/ Ulice Payne, Jr.____________________
Ulice Payne, Jr.

/s/ Elizabeth P. Sartain_________________
Elizabeth P. Sartain

/s/ John R. Walter___________________
John R. Walter

/s/ Edward J. Zore_____________________
Edward J. Zore